Exhibit 99.2

CONSENT OF DIRECTOR-NOMINEE

This Consent of Director-Nominee is delivered in connection with the registration statement on Form S-4 of The Community Financial Corporation as filed with the Securities and Exchange Commission (as it may be amended from time to time, the “Registration Statement”) for the registration under the Securities Act of 1933, as amended, of the shares of The Community Financial Corporation’s common stock issuable in connection with the merger of County First Bank with and into Community Bank of the Chesapeake, a wholly-owned subsidiary of The Community Financial Corporation.

The undersigned consents to (a) the references made to the undersigned in the Registration Statement and related proxy statement/prospectus as having consented to serve as a director of The Community Financial Corporation effective immediately after the completion of the merger contemplated by the Registration Statement and such proxy statement/prospectus, (b) the inclusion of certain biographical information regarding the undersigned in the Registration Statement and related proxy statement/prospectus, and (c) the filing of this consent as an exhibit to the Registration Statement.

September 7, 2017	/s/ E. Larry Sanders, III
E. Larry Sanders, III